UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2010
CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, New Jersey	07922

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 517-7330
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
On January 11, 2010, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a Placement Agent Agreement with ROTH Capital Partners, LLC (the “Placement Agent”) relating to the sale by the Company to certain institutional investors of 2,850,000 units in a “registered direct” offering (the “Offering”) at a purchase price of $2.51 per unit (each, a “Unit”). Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase 0.25 of one share of Common Stock (each, a “Warrant,” and collectively, the “Warrants”). The Warrants have a five-year term from the date of issuance, are exercisable beginning six months from the date of issuance and will be exercisable at an exercise price of $3.26 per share of Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, dated January 11, 2010 (the “Subscription Agreements”), with each of the investors. The net proceeds to the Company from the sale of the Units, after deducting for the Placement Agent’s fees and offering expenses, will be approximately $6.6 million.
The Placement Agent Agreement, the form of Warrants, the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and the form of Subscription Agreement are filed as Exhibits 1.1, 4.1, 5.1 and 10.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by this reference.
The Units were offered and sold pursuant to a prospectus supplement dated January 11, 2010 and an accompanying prospectus dated February 12, 2007, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-140034). The Offering is scheduled to close on January 13, 2010, subject to customary closing conditions.
ITEM 8.01 Other Events.
On January 11, 2010, the Company issued a press release announcing the Offering described above under item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by this reference.
Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report on Form 8-K or any other report filed by us with the SEC.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits:

No.	Description

1.1	Placement Agent Agreement dated January 11, 2010, by and between the Company and ROTH Capital Partners, LLC

4.1	Form of Warrant to purchase Common Stock between the Company and the investors signatory thereto

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement between the Company and each of the investors signatory thereto

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1)

99.1	Press Release dated January 11, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
Dated: January 11, 2010	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President — Finance, Chief Financial Officer and Chief Operating Officer

Exhibit Index:

No.	Description

1.1	Placement Agent Agreement dated January 11, 2010, by and between the Company and ROTH Capital Partners, LLC

4.1	Form of Warrant to purchase Common Stock between the Company and the investors signatory thereto

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement between the Company and each of the investors signatory thereto

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1)

99.1	Press Release dated July 11, 2010